Exhibit 16.1

October 31, 2018

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	TMSR Holding Company Limited

File No. 001-37513

Dear Sir or Madam:

We have read Form 8-K dated October 31, 2018 of TMSR Holding Company Limited (“Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Form 8-K.

/s/ Friedman LLP
New York, New York